EXHIBIT 4.4

AMENDMENT NO. 3 TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 3 to Amended and Restated Rights Agreement (this “Amendment”), dated as of March 20, 2005, between Inamed Corporation, a Delaware corporation (the “Company”), and U.S. Stock Transfer Corporation, as Rights Agent (the “Rights Agent”), amends that certain Amended and Restated Rights Agreement, dated as of November 16, 1999, as amended by the certain Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 22, 1999, and that certain Amendment No. 2 to Amended and Restated Rights Agreement, dated as of April 1, 2002 (collectively, the “Rights Agreement”).

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.  Pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement.  All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of March 20, 2005, with Medicis Pharmaceutical Corporation, a Delaware corporation, and Masterpiece Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Medicis Pharmaceutical Corporation.

In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

1.                                       Section 1(a) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding the foregoing, Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”), or any Affiliate or Associate thereof, including Masterpiece Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Medicis (“Merger Sub”) (collectively with Medicis and any Affiliate or Associate of Medicis, “Parent”), shall not become an “Acquiring Person” as a result of (i) the approval, execution or delivery of that certain Agreement and Plan of Merger dated as of March 20, 2005 (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Medicis and Merger Sub, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

2.                                       Section 1(g) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

3.                                       Section 1(m) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

4.                                       Section 7(a)(i) of the Rights Agreement is hereby amended to delete the phrase “(the “Final Expiration Date”)” so that it shall read as follows:

“(i) the close of business on June 2, 2007,”

5.  Section 7(a) of the Rights Agreement is further amended by deleting the word “or” immediately prior to Section 7(a)(iii) and by adding the following clause at the end of Section 7(a):

“or (iv) immediately prior to the Effective Time of the Merger (as such term is defined in the Merger Agreement) (the earliest to occur of the events described in clauses (i) and (iv) of this Section 7(a) shall be referred to as the “Final Expiration Date”).”

6.                                       Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding the foregoing, this Section 11(a)(ii) shall not be deemed to apply to any of the following: (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

7.                                       Section 13 of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (a) through (c) of the first sentence of this Section 13 shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

8.                                       Section 25(a) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding the foregoing, this Section 25(a) shall not be deemed to apply to any of the following:  (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Merger, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or the Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

9.                                       A new Section 35 shall be added and shall read as follows:

“Section 35.  TERMINATION.  Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), this Agreement shall be terminated and all outstanding Rights shall expire.”

10.                                 This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement.  Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

11.                                 This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.                                 This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

13.                                 Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

14.                                 Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

Inamed Corporation

By:	/s/ Joseph A. Newcomb
Name: Joseph A. Newcomb
Title: Exec. Vice President and Secretary

U.S. STOCK TRANSFER CORPORATION, as Rights Agent

By:	/s/ Richard C. Brown
Name: Richard C. Brown
Title: Vice President